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                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of U.S. Office Products Company of our report dated July 3, 1996, relating to the financial statements of Pear Commercial Interiors, Inc. and Subsidiary, which appear in the Current Reports on Form 8-K, dated July 16, 1996 and September 23, 1996 of U.S. Office Products Company.


                                        /S/EHRHARDT KEEFE STEINER & HOTTMAN PC
                                        Ehrhardt Keefe Steiner & Hottman PC

March 28, 1997
Denver, Colorado